UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014
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Quantum Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13449	94-2665054
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

224 Airport Parkway, San Jose, California 95110
(Address of Principal Executive Offices)

(408) 944-4000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On July 28, 2014, Quantum Corporation (the “Company”) entered into an agreement (the “Settlement Agreement”) with Starboard Value L.P., and certain of its affiliates (collectively, “Starboard”), which beneficially own, including shares underlying the Company’s convertible senior subordinated notes, approximately 16.6% of the outstanding common stock of the Company (“Common Stock”), which sets forth the agreement of the parties with respect to the election of members of the Company’s board of directors at the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”) and certain other matters.

     Pursuant to the Settlement Agreement, the Company agreed to nominate, recommend, support, and solicit proxies for the election of Jeffrey Smith, Louis DiNardo, Philip Black and Dale L. Fuller (collectively, the “Starboard Nominees”) for election to the Company’s board of directors (the “Board”) at the 2014 Annual Meeting. Mr. Fuller will serve as an observer on the Board until the 2014 Annual Meeting. Except as required by the Settlement Agreement, the Board agreed that it will not increase the Board size to more than nine directors during the standstill period set forth in the Settlement Agreement and described below. Starboard agreed that it will not, nor will it encourage any Company stockholder, to nominate any person for election at the 2014 Annual Meeting, submit proposals for consideration or otherwise bring any business before the 2014 Annual Meeting, nor will it engage in certain activities related to “withhold” or similar campaigns with respect to the 2014 Annual Meeting.

     If any of the Starboard Nominees is unable to serve as a director, resigns as a director or is removed as a director prior to the 2014 Annual Meeting, and at such time Starboard beneficially owns in the aggregate, excluding shares of Common Stock underlying the Company’s convertible senior subordinated notes, at least the lesser of (i) 3.0% of the Company’s then outstanding shares of Common Stock and (ii) 7,518,889 shares of Common Stock, pursuant to the Settlement Agreement, Starboard has the ability to recommend a replacement, whose appointment to the Board is subject to the approval of the Corporate Governance and Nominating Committee, which approval shall not be unreasonably withheld. Any replacement director must be independent of Starboard (other than a replacement for Mr. Smith), have relevant financial and business experience, and qualify as “independent” pursuant to NYSE listing standards.

     The Settlement Agreement further provides that Starboard will vote all of the shares of Common Stock that it beneficially owns for the election of each of the Company’s director nominees at the Company’s 2014 Annual Meeting. Starboard will also vote in accordance with the recommendations of the Company’s Board of Directors with respect to each other proposal submitted to a stockholders vote at such Annual Meeting, unless Institutional Shareholder Services recommends otherwise with respect to such proposals (other than the election of directors). The Company agreed to use its reasonable best efforts to hold the 2014 Annual Meeting no later than September 13, 2014.

     Pursuant to the Settlement Agreement, Starboard has agreed to obtain from Mr. Smith an irrevocable resignation letter pursuant to which Mr. Smith shall resign from the Board and all applicable committees of the Board if, at any time prior to the expiration of the standstill provisions in the Settlement Agreement, Starboard’s aggregate beneficial ownership of Common Stock, excluding shares of Common Stock underlying the Company’s convertible senior subordinated notes, decreases to less than the lesser of (x) 3.0% of the Company’s then outstanding shares of Common Stock and (y) 7,518,889 shares of Common Stock. Also at such time, (1) the right of Starboard to participate in the recommendation of a replacement director to fill the vacancy caused by any such resignation of Mr. Smith shall automatically terminate and (2) if such time occurs prior to the 2015 Annual Meeting, the Company shall not be required to nominate, recommend, support or solicit proxies for the election of any Starboard Nominees for election to the Board at the 2015 Annual Meeting.

     If the Company does not achieve certain objectives under its fiscal year 2015 business plan (the “Business Objectives”) previously agreed between the Company and Starboard, then Starboard will be entitled to nominate two additional directors to the Board as of the first business day following the date that the Company fails to achieve any of the agreed business plan objectives, which shall be determined as of the date the Company publicly announces earnings results for the applicable period. If Starboard exercises this right, the Company will increase the size of the Board by two directors, and Starboard will propose two candidates, each of whom will be appointed to the Board within ten (10) business days of being proposed, so long as such candidate qualifies as “independent” pursuant to NYSE listing standards and does not otherwise have any material conflicts with the Company or its businesses. The initial two candidates must be proposed no later than the conclusion of the 2015 Annual Meeting. Starboard’s right to fill two additional Board seats shall expire if prior to proposing its initial two candidates, Starboard and/or any of its Affiliates sells, transfers or otherwise disposes of shares of the Company’s Common Stock (excluding shares of Common Stock underlying the Company’s convertible senior subordinated notes) representing more than 0.99% of the outstanding shares of Common Stock.

     If the Company achieves all of the Business Objectives, the standstill period (as described below) will be extended until the earlier of (i) the date that is 15 business days prior to the deadline for the submission of stockholder nominations for the 2016 Annual Meeting and (ii) the date that is 100 days prior to the first anniversary of the 2015 Annual Meeting, and the Company (subject to the terms of the Settlement Agreement) shall be obligated, if requested by Starboard prior to the nomination deadline for such Annual Meeting, to re-nominate each of the Starboard Nominees (or any lesser number requested by Starboard) for election to the 2015 Annual Meeting.

     Starboard is also subject to standstill provisions under the Settlement Agreement. Except as stated above, such provisions generally remain in effect until the earlier of (i) the date that is 15 business days prior to the deadline for the submission of stockholder nominations for the 2015 Annual Meeting or (ii) the date that is 100 days prior to the first anniversary of the 2014 Annual Meeting. These provisions restrict Starboard’s ability to engage in certain proxy solicitations, make certain stockholder proposals, call meetings of stockholders or solicit consents from stockholders, obtain additional representation on the Board and seek to remove any of the Company’s directors.

     The Company has also agreed to reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses, including legal expenses, in connection with the 2014 Annual Meeting, the filing of a Schedule 13D amendment in connection with the Settlement Agreement and the negotiation and execution of the Settlement Agreement, up to a maximum of $75,000. Each of the parties to the Settlement Agreement has also agreed to mutual non-disparagement obligations.

     The foregoing description of the terms and conditions of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference. On July 29, 2014, the Company issued a press release announcing the signing of the Settlement Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Agreement, dated as of July 28, 2014, by and among Quantum Corporation, Starboard Value LP, and certain of its affiliates.
99.1	Press Release, dated July 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 29, 2014	Quantum Corporation

	By:	/s/ Shawn D. Hall
	Name:	Shawn D. Hall
	Its:	Senior Vice President, General Counsel and
Secretary

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Agreement, dated as of July 28, 2014, by and among Quantum Corporation, Starboard Value LP, and certain of its affiliates.
99.1	Press Release, dated July 29, 2014.